EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-92161
(To Prospectus dated July 7, 2003)                                     333-95805



               [PHARMACEUTICAL HOLDRS (SM) LOGO] [GRAPHIC OMITTED]



                        1,000,000,000 Depositary Receipts
                        Pharmaceutical HOLDRS (SM) Trust

       This prospectus supplement supplements information contained in the prospectus dated July 7, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Pharmaceutical HOLDRS (SM) Trust.

         The share amounts specified in the table on page 11 of the base prospectus shall be replaced with the following:

                                                                                     Share         Primary
                              Name of Company                         Ticker        Amounts    Trading Market
          ----------------------------------------------------  ---------------- ------------ ------------------
           Abbott Laboratories                                         ABT               14         NYSE
           Allergan, Inc.                                              AGN                1         NYSE
           Andrx Corporation-Andrx Group                               ADRX               2        NASDAQ
           Advanced Medical Optics, Inc.                               AVO         0.222222         NYSE
           Biovail Corporation                                         BVF                4         NYSE
           Bristol-Myers Squibb Company                                BMY               18         NYSE
           Eli Lilly & Company                                         LLY               10         NYSE
           Forest Laboratories, Inc.                                   FRX                4         NYSE
           IVAX Corporation                                            IVX            1.875         AMEX
           Johnson & Johnson                                           JNJ               26         NYSE
           King Pharmaceuticals, Inc.                                   KG             4.25         NYSE
           Medco Health Solutions                                      MHS           2.6532         NYSE
           Merck & Co., Inc.                                           MRK               22         NYSE
           Mylan Laboratories, Inc.                                    MYL             2.25         NYSE
           Pfizer Inc.                                                 PFE               58         NYSE
           Schering-Plough Corporation                                 SGP               14         NYSE
           Valeant Pharmaceuticals                                     VRX                1         NYSE
           Watson Pharmaceuticals, Inc.                                WPI                1         NYSE
           Wyeth                                                       WYE               12         NYSE
           Zimmer Holdings, Inc.                                       ZMH              1.8         NYSE


         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2004.